                                                           Exhibit No. 99(11)(b)

                                  June 24, 2005

Delaware Group Equity Funds V,
on behalf of Delaware Dividend Income Fund
2005 Market Street
Philadelphia, Pennsylvania 19103

          Re:  Reorganization of Lincoln National  Convertible  Securities Fund,
               Inc., a Maryland corporation, into Delaware Dividend Income Fund, a series of Delaware  Group Equity Funds V, a Delaware  statutory trust

Ladies and Gentlemen:

     We have acted as counsel to Lincoln National  Convertible  Securities Fund,
Inc.,  a  Maryland  corporation  ("LNV"),  and  Delaware  Group  Equity  Funds V
("Acquiring  Trust"),  on behalf of its series  Delaware  Dividend  Income  Fund
("Dividend  Income Fund"),  a Delaware  statutory  trust, in connection with the
Agreement and Plan of Acquisition dated as of June 16, 2005 (the "Plan"), by and among LNV,  Acquiring  Trust,  on behalf of Dividend  Income Fund,  and Delaware
Management  Company, a series of Delaware  Management Business Trust, a Delaware
statutory  trust.  The  Plan  provides  for  a  transaction   ("Reorganization")
involving:  (i) the  acquisition  of  substantially  all of the assets of LNV by
Dividend Income Fund in exchange for shares of beneficial interest,  without par value, of Class A shares of Dividend Income Fund ("Dividend  Income Fund Class A
Shares"); (ii) the pro rata distribution of such shares to LNV's shareholders in exchange  for their  shares of LNV;  and (iii) the  subsequent  liquidation  and dissolution of LNV. This opinion is provided in accordance  with Section 8(g) of the Plan.

     As used in this opinion letter, the term  "Governmental  Authorities" means the executive, legislative,  judicial, regulatory and administrative entities of the United States and the State of Maryland, as applicable.

     In rendering this opinion, we have examined originals or copies,  certified or otherwise identified to our satisfaction, of the following documents:

     A.   The Plan as executed, certified as true and correct on the date hereof by an officer of LNV;

     B.   The Charter of LNV, as filed with the State  Department of Assessments and Taxation of the State of Maryland  (the  "SDAT") (the  "Charter"),
          certified as true and correct on the date hereof by an officer of LNV;

     C.   The  By-Laws  of LNV  (together  with  the  Charter,  as each has been amended to date, the "LNV Corporate Documents"), certified as true and correct on the date hereof by an officer of LNV;

     D.   Certain  resolutions adopted and approved by the Board of Directors of
          LNV relating to the Plan and the Reorganization  contemplated thereby, certified as true and correct on the date hereof by an officer of LNV;

     E.   The Proxy Statement/Prospectus  circulated in connection with the most recently  reconvened  Special  Meeting of Shareholders of LNV, held on
          June 16,  2005,  together  with  the  Notice  of  Special  Meeting  of
          Shareholders of LNV relating thereto;

     F.   An Incumbency  Certificate of LNV executed and delivered by an officer of LNV;

     G.   LNV's registration  statement on Form N-2 dated June 19, 1986, as such disclosures  have been amended to date by any: (i) amendments to LNV's
          Form N-2 filed with the U.S.  Securities and Exchange  Commission (the
          "SEC");  (ii) press  releases  issued on behalf of LNV;  and (iii) LNV annual or semi-annual reports sent to shareholders pursuant to Section
          30 of the Investment  Company Act of 1940, as amended (the "1940 Act")
          (together, the "LNV Disclosure Documents"); and

     H.   A  certificate  of good standing of LNV issued by the SDAT on June 24,
          2005.

     We have  assumed,  and  therefore  have  not  verified  independently,  the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents  submitted to us as certified or photostatic copies.  We are relying on  certificates  of the  officers of LNV with regard to
matters  of  fact,  and  certain   certifications   and  written  statements  of
governmental  officials with respect to the good standing of LNV. Other than our review  of the  documents  set  forth  above,  we have not  reviewed  any  other documents  or made any  independent  investigation  for the purpose of rendering this opinion.  We make no  representations as to the scope or sufficiency of our document review for your purposes.

     The  opinions  hereinafter  expressed  are  subject in all  respects to the
effects  of  bankruptcy,  insolvency,  reorganization,   moratorium,  fraudulent
conveyance,  and other laws now or hereafter in effect  affecting  generally the enforcement  of  creditors'  rights and to general  equitable  principles or any principles  of  public  policy  limiting  the right to  enforce  indemnification provisions.  In  connection  with the opinions  expressed in paragraph (6) below with  respect to the  legality,  validity  and  binding  nature of the Plan,  we express no opinion as to the  remedies  conferred  upon any party by the Plan or the remedy that any court,  other governmental body or agency, or arbitrator may grant, impose, or render.

     The phrase "actual knowledge" or "actually known" when used in the opinions herein  expressed with respect to the existence or absence of certain matters is based  upon  the  conscious  awareness  of facts  or  other  information  by the undersigned and by other lawyers in this firm who have had active involvement in the  transactions  contemplated by the Plan and does not include  knowledge that might be  obtained  by  review of this  firm's  files.  We have  not,  except as
otherwise  set  forth  herein,   undertaken  any  independent  investigation  to
determine the existence or absence of those matters,  and no inference as to our knowledge of the existence or absence of those matters  should be drawn from our representation of LNV.

     The law  covered  by the  opinions  expressed  herein is limited to (a) the
federal  statutes,   judicial  and   administrative   decisions  and  rules  and
regulations of the  Governmental  Authorities of the United States,  and (b) the
statutes, judicial and administrative decisions and rules and regulations of the
Governmental  Authorities  of the State of Maryland,  particularly  the Maryland
General Corporation law ("MGCL").  With respect to the opinions expressed herein relating to the MGCL, we have relied exclusively on the standard  compilation of the MGCL as contained in  Corporation  State  Statutes,  Vol. 4 (Aspen Law &
Business), without regard to the cases described thereunder.

     The following opinions are given only with respect to laws,  regulations or orders that are currently in effect.

     Based  upon and  subject  to the  foregoing  and the  following,  it is our opinion that as of the date hereof:

     (1)  LNV is a  corporation  incorporated  under  the  laws of the  State of
          Maryland on April 10, 1986, and is a validly existing  corporation and in good standing under the laws of that state;

     (2)  LNV is  authorized  to issue  twenty  million  (20,000,000)  shares of common stock,  par value $0.001 per share. LNV currently issues shares of one (1)  class and it has not  designated  any  series  of  shares.
          Assuming that the initial shares of common stock of LNV were issued in accordance  with the  Investment  Company Act of 1940, as amended (the
          "1940  Act"),  and the LNV  Corporate  Documents,  and that all  other outstanding shares of LNV were sold, issued and paid for in compliance in all material respects with applicable registration  requirements of the Securities Act of 1933, as amended, each such outstanding share is fully paid,  non-assessable,  freely  transferable and has full voting rights in accordance with the terms of the LNV Corporate Documents;

     (3)  LNV  is  a  closed-end  investment  company  of  the  management  type registered as such under the 1940 Act;

     (4)  Except as disclosed in the LNV  Disclosure  Documents,  we do not have
          actual   knowledge   of  any  material   suit,   action  or  legal  or
          administrative  proceeding  pending or  threatened  against  LNV,  the unfavorable  outcome of which would  materially  and adversely  affect
          LNV;

     (5)  All  corporate  actions  required to be taken by LNV to authorize  the
          Plan and to effect the Reorganization  contemplated  thereby have been duly authorized by all necessary action on the part of LNV; and

     (6)  The  execution,  delivery or  performance  of the Plan by LNV will not
          violate  any  provision  of  the  LNV  Corporate  Documents,   or  the
          provisions of any agreement or other  instrument  actually known to us to which LNV is a party or by which LNV is otherwise bound;  this Plan is the legal,  valid and binding  obligation of LNV and is enforceable against LNV in accordance with its terms.

     We assume no obligation to update or supplement this opinion to reflect any
facts  or   circumstances   that  may  hereafter  occur  whether  the  same  are
retroactively or prospectively  applied.  This opinion is being provided to you,
Acquiring  Trust,  on  behalf  of  Dividend  Income  Fund,  only  and may not be published by you or relied upon in any respect by any third  party,  without the prior written consent of a partner in this law firm.

                                         Very truly yours,

                                         STRADLEY RONON STEVENS & YOUNG, LLP

                                         By:  /s/ Michael D. Mabry
                                              Michael D. Mabry, a Partner